UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 1, 2012

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e): Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2012, the Compensation Committee of the Board of Directors of Nuance Communications, Inc. (the “Company”) approved a Company Bonus Program for fiscal 2012 for all Company employees. Target bonuses vary based on position and tenure with the Company, and the amount of target bonus actually paid to individual employees will be based on the achievement of certain Company and individual objectives. The bonuses for the Company’s executive officers are tied collectively to the achievement of total revenue and net income targets. In addition, each executive officer’s bonus individually is based upon achievement of certain operational objectives.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: February 7, 2012	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer